Exhibit 99.1

January 15, 2019	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Issues 2019 Financial Guidance;
Narrows 2018 Financial Guidance

Five-year Financial and Dividend Growth Rates Updated;
Capital Expenditures Forecast Increased

TULSA, Okla. - Jan. 15, 2019 - ONE Gas, Inc. (NYSE: OGS) today announced that its 2019 net income is expected to be in the range of $174 million to $190 million, or $3.27 to $3.57 per diluted share. The midpoint for ONE Gas' 2019 net income guidance is $182 million, or $3.42 per diluted share.

ONE Gas’ 2019 earnings guidance primarily reflects the benefit of new rates, normal weather in its service territories, and higher depreciation expense from increased capital investments. This guidance reflects the recently issued order by the Oklahoma Corporation Commission related to Oklahoma Natural Gas' March 2018 Performance-Based Rate Change filing. The guidance also reflects Kansas Gas Services' joint stipulation agreement with staff and intervenors in its Kansas rate case that remains subject to approval by the Kansas Corporation Commission.

ONE Gas ended 2018 with $400 million of capacity under its revolving credit facility and does not anticipate any capital market needs in 2019. ONE Gas expects to achieve an 8.3 percent return on equity (ROE) in 2019, which assumes an average rate base of $3.6 billion calculated consistent with utility ratemaking in each jurisdiction.

ONE Gas also narrowed its 2018 net income guidance to $3.23 to $3.27 per diluted share, compared with its previously announced range of $3.15 to $3.35 per diluted share. The narrowed 2018 guidance also incorporates the recently issued order in Oklahoma.

Capital expenditures, including asset removal costs, are expected to be $450 million in 2019, with approximately 70 percent of these expenditures targeted for system integrity and replacement projects.

Guidance estimates may be impacted by the variables listed in the forward-looking statements below. Additional information is available in the guidance table on the ONE Gas website.

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ONE Gas Issues 2019 Financial Guidance

January 15, 2019

FIVE-YEAR GROWTH FORECAST UPDATED

ONE Gas expects net income and earnings per share to increase by an average of 6 to 8 percent annually between 2018 and 2023; however, the timing and frequency of regulatory filings will impact the growth rate in any individual year. ONE Gas’ rate base is expected to grow an average of 6 to 7 percent per year between 2018 and 2023.

Capital expenditures, including asset removal costs, are expected to be in the range of $450 million to $500 million per year between 2019 and 2023, with approximately 70 percent of these expenditures targeted for system integrity and replacement projects.

ONE Gas expects its average annual dividend growth rate to be 7 to 9 percent between 2018 and 2023, with a target dividend payout ratio of 55 to 65 percent of net income, all subject to its board of directors’ approval.

LINK TO GUIDANCE TABLE

http://www.onegas.com/~/media/OGS/Guidance/2019/OGS_2019_Guidance-23I_iTx-DdCXe8.pdf

NON-GAAP INFORMATION

A reconciliation of net margin to the most directly comparable GAAP measure is included in the guidance table included with this release. Net margin is comprised of total revenues less cost of natural gas. This net amount is considered a non-GAAP financial measure. Cost of natural gas includes commodity purchases, fuel, storage, transportation and other gas purchase costs recovered through our cost of natural gas regulatory mechanisms, as required by our regulators, and does not include an allocation of general operating costs or depreciation and amortization. In addition, our cost of natural gas regulatory mechanisms provide a method of recovering natural gas costs on an ongoing basis without a profit. Therefore, although our revenues will fluctuate with the cost of gas that we pass through to our customers, net margin is not affected by fluctuations in the cost of natural gas. Accordingly, we routinely use net margin in the analysis of our financial performance. We believe that net margin provides investors a more relevant and useful measure to analyze our financial performance as a 100 percent regulated natural gas utility than operating revenues because the change in the cost of natural gas from period to period does not impact our net margin.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

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ONE Gas Issues 2019 Financial Guidance

January 15, 2019

For more information, visit the website at http://www.ONEGas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.
One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•	conservation and energy storage efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•
our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply, and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•
the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility and counterparty creditworthiness;

•	our ability to generate sufficient cash flows to meet all our liquidity needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism and war;

•	cyber attacks or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or company information;

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ONE Gas Issues 2019 Financial Guidance

January 15, 2019

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries and the requirements of our regulators as a result of the Tax Cuts and Jobs Act of 2017;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	discovery of material weaknesses in our internal controls;

•	our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors;

•	declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement with ONEOK; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Issues 2019 Financial Guidance

January 15, 2019

ONE Gas, Inc.
EARNINGS GUIDANCE

2019
(Unaudited)	Guidance
(Millions of dollars, except per share amount)
Total revenues*	$1,588
Cost of natural gas	643
Operating expenses
Operations and maintenance	413
Depreciation and amortization	182
General taxes	60
Total operating expenses	655
Operating income	290
Other income (expense), net	(9)
Interest expense	(65)
Income before income taxes	216
Income taxes*	(34)
Net income**	$182
Earnings per share, diluted**	$3.42
*Includes a $23 million reduction from the amortization of the remeasurement of deferred income taxes.
**Represents midpoint of guidance range.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Reconciliation of total revenues to net margin (non-GAAP)
2019
(Unaudited)	Guidance
(Millions of dollars)
Total revenues	$1,588
Cost of natural gas	643
Net margin	945